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                                                                    EXHIBIT 23.2


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



On Stage Entertainment, Inc.
Las Vegas, Nevada


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 14, 1998, except for Note 12, which is as of March 20, 1998, relating to the consolidated financial statements of On Stage Entertainment, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                       /s/ BDO Seidman, LLP
                                                       -----------------------
                                                       BDO Seidman, LLP



Los Angeles, California
July 2, 1998